Exhibit 10.28

SECOND AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Second Amendment to Lease (the “Amendment”) dated January 21, 2008, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and KELLEY BLUE BOOK CO., INC., a California corporation (“Tenant”).

II.	RECITALS.

On September 29, 2004, Landlord and Tenant entered into a lease for all of the rentable square footage in a building located at 195 Technology Drive, Irvine, California (the “195 Technology Building”), which lease was amended by a First Amendment to Lease dated February 21, 2007 (the “First Amendment”) wherein Suites 100, 200 and 250 in a building located at 217 Technology Drive, Irvine, California (the “217 Technology Building”) were added to the Premises. The foregoing lease, as so amended, is hereinafter referred to as the “Lease”.

Landlord and Tenant each desire to modify the Lease to add of the remaining rentable square footage in the 217 Technology Building, consisting of approximately 13,438 rentable square feet and more particularly described on EXHIBIT A attached to this Amendment (the “217 Technology Expansion Space”), to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Premises. From and after the “Commencement Date for the 217 Technology Expansion Space” (as hereinafter defined), all of the rentable square feet of the 195 Technology Building (the “195 Technology Premises” for all purposes of the Lease, as hereby amended) and all of the square footage of the 217 Technology Building (the “217 Technology Premises” for all purposes of the Lease, as hereby amended) shall collectively constitute the “Premises” under the Lease.

B. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of the Commencement Date for the 217 Technology Expansion Space, Item 1 shall be deleted in its entirety and substituted therefor shall be the following:

“1. Premises: All of the “Floor Area” in the 195 Technology Building, and all of the “Floor Area” in the 217 Technology Building, as more particularly described in Section 2.1.

Address of Buildings: 195 Technology Drive , Irvine, CA

                                     217 Technology Drive, Irvine, CA”

2. Item 4 is hereby amended by adding the following:

“Commencement Date for the 217 Technology Expansion Space” shall mean that date which is the earlier of (a) the date the “Tenant Improvements” for the 217 Technology Expansion Space (as defined in the Work Letter attached as Exhibit X to this Amendment) are substantially completed but for minor punch list matters and any required temporary or final occupancy permit has been issued by the City of Irvine, and the 217 Technology Expansion Space, as so improved, is tendered to Tenant, or (b) the date Tenant shall commence its regular business operations (other than construction or installation of equipment, furniture,

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fixtures or network and telecommunications cabling) in the 217 Technology Expansion Space. Prior to Tenant’s taking possession of the 217 Technology Expansion Space, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for the 217 Technology Expansion Space, provided that Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of said date.”

3. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“The Term of this Lease shall expire on that date which is sixty (60) months from and after the Commencement Date for the 217 Technology Expansion Space, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month.”

4. Item 6 is hereby amended by adding the following:

“Basic Rent for the 217 Technology Expansion Space:

Commencing on the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the 217 Technology Expansion Space shall be Nineteen Thousand Two Hundred Sixteen Dollars ($19,216.00) per month, based on $1.43 per rentable square foot.

Commencing twelve (12) months following the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the 217 Technology Expansion Space shall be Twenty Thousand Five Hundred Sixty Dollars ($20,560.00) per month, based on $ 1.53 per rentable square foot.

Commencing twenty-four (24) months following the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the 217 Technology Expansion Space shall be Twenty One Thousand Nine Hundred Four Dollars ($21,904.00) per month, based on $1.63 per rentable square foot.

Commencing thirty-six (36) months following the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the 217 Technology Expansion Space shall be Twenty Three Thousand Two Hundred Forty-Eight Dollars ($23,248.00) per month, based on $ 1.73 per rentable square foot.

Commencing forty-eight (48) months following the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the 217 Technology Expansion Space shall be Twenty Four Thousand Five Hundred Ninety-Two Dollars ($24,592.00) per month, based on $1.83 per rentable square foot.

Basic Rent for the entire Premises:

Commencing fifty-four (54) months following the Commencement Date for the 217 Technology Expansion Space, the Basic Rent for the Premises in its entirety shall be One Hundred Eighty-Six Thousand Six Hundred Dollars ($186,600.00), based on $1.83 per rentable square foot.”

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5. Effective as of the Commencement Date for the 217 Technology Expansion Space, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

“8. Floor Area of Premises: Approximately 101,967 rentable square feet, comprised of the following:

“195 Technology Premises—approximately 47,654 rentable square feet

  217 Technology Premises—approximately 54,313 rentable square feet”

6. Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

“9. Security Deposit: $155,540.00”

7. Effective as of the Commencement Date for the 217 Technology Expansion Space, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

“14. Vehicle Parking Spaces: Three Hundred Seventy-Four (374)”

C. Right of First Refusal. The provisions of Section III.E of the First Amendment entitled “Right of First Refusal” are hereby deleted in their entirety and shall have no further force or effect.

D. Landlord’s Responsibilities. Landlord’s obligations under Section 2.4(a) of the Lease shall be binding on Landlord as to the 217 Technology Expansion Space during the Term of this Lease. Landlord’s warranty obligations contained in the first paragraph of Section 2.4(b) of the Lease shall be binding on Landlord, in accordance with the terms and conditions therein provided, as to the 217 Technology Expansion Space for the eight (8) month period from and after the Commencement Date for the 217 Technology Expansion Space.

E. Right to Extend the Lease. The provisions of Section 3.3 of the Lease entitled “Right to Extend this Lease” shall remain in full force and effect and exercisable by Tenant during the Term of the Lease as extended by this Amendment, as to the Premises in its entirety.

F. Security Deposit. Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of Twenty Seven Thousand Fifty-One Dollars ($27,051.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease; provided that in the event this Amendment is rightfully cancelled or terminated by either party prior to the Commencement Date for the 217 Technology Expansion Space, Landlord shall promptly return the sum of Twenty Seven Thousand Fifty-One Dollars ($27,051.00).

G. Tenant’s Share. Effective as of the Commencement Date for the 217 Technology Expansion Space, Section 4.2(a) of the Lease (as amended by the provisions of Section III.H. of the First Amendment) is hereby deleted in its entirety, and substituted therefor shall be the following:

“(a) From and after the Commencement Date for the 217 Technology Expansion Space, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means one hundred percent (100%) of Operating Expenses determined by Landlord to benefit or relate substantially to the 195 Technology Building and the 217 Technology Building rather than the entire Project, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) all of the buildings in the Project, as determined by Landlord, for expenses determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building or (ii) all or some of the buildings within the Project for expenses which benefit or relate to such buildings within the Project. In the event that Landlord determines in its sole and absolute discretion that any

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premises within any building within the Project incurs a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to such premises as applicable.”

H. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers: Irvine Realty Company (“Landlord’s Broker”) and CB Richard Ellis, Inc. (“Tenant’s Broker”). It is understood and agreed that Landlord’s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant’s Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable against each of the parties in connection with the negotiation of this Amendment.

I. Contingency/Termination Rights. Tenant understands and agrees that the effectiveness of this Amendment is contingent upon either the mutual execution of a lease surrender and termination agreement for the 217 Technology Expansion Space between Landlord and The Bohan Group, the current tenant in possession of the 217 Technology Expansion Space, or Landlord otherwise having terminated said lease agreement for the 217 Technology Expansion Space pursuant to lawful process. In the event of any such termination of this Amendment, the terms and provisions of this Amendment shall thereupon be terminated and shall not be further binding on either Landlord or Tenant, except for the provisions of Section III.D requiring Landlord to return the amount of Twenty Seven Thousand Fifty-One Dollars ($27,051.00) added to the Security Deposit hereunder. If the contingency contained in this Section III.I has not been fully satisfied by March 1,2008, then Tenant may terminate this Amendment by giving its irrevocable written notice of termination to Landlord at any time after March 1,2008 (but prior to Landlord’s notice of full satisfaction of this contingency).

J. Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for the 217 Technology Expansion Space in accordance with the provisions of Exhibit X, Work Letter, attached to this Amendment. The provisions of Section 2.2 of the Lease, including without limitation, those provisions governing the preparation and approval of a punch list, shall apply with respect to the 217 Technology Expansion Space. Further, in connection with the construction of the Tenant Improvements for the 217 Technology Expansion Space pursuant to the Work Letter attached to this Amendment, Landlord shall obtain customary warranties and guaranties from the contractor(s) performing such work and/or the manufacturers of equipment installed therein, but shall be under no obligation to incur additional expense in order to obtain or extend such warranties unless Tenant agrees in writing to bear such additional expense. If Tenant is required to make repairs to any component of the 217 Technology Expansion Space or any of its systems not covered by the Landlord’s warranty obligations contained in the first paragraph of Section 2.4(b) of the Lease (which warranty obligations have been made binding on the 217 Technology Expansion Space by the provisions of Section III.D of this Amendment), then Landlord shall, upon request by Tenant, either (i) use its good faith efforts to pursue its rights under any warranties and guaranties referred to in the prior sentence for the benefit of Tenant or (ii) assign its rights and benefits under such warranties and guaranties to Tenant. Tenant’s acceptance of the 217 Technology Expansion Space shall be subject to the foregoing and to the provisions of this Lease regarding delivery of possession and completion by Landlord of all punch-list items.

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

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D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC	KELLEY BLUE BOOK CO., INC.,
a Delaware limited liability company	a California corporation

By	/s/ Richard I. Gilchrist	By	/s/ Paul C. Johnson
	Richard I. Gilchrist, Executive Vice President		Name Paul C. Johnson
Title President

By	/s/ E. Valjean Wheeler	By	/s/ John W. Morrison Jr.
	E. Valjean Wheeler, President		Name John W. Morrison Jr.
	Office Properties		Title CFO

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217 Technology

1st Floor

EXHIBIT A

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EXHIBIT X

WORK LETTER

BUILD TO SUIT

217 TECHNOLOGY EXPANSION SPACE

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvement Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the 217 Technology Expansion Space as shown in the space plan (the “Plan”) prepared by H. Hendy, dated September 20, 2007 Addendum A, and the Cost Estimate prepared by DBAC, Inc., dated November 13, 2007. The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A. Landlord shall cause its contractor to construct the Tenant Improvements in compliance with all laws, permits and code requirements in effect as of the date of the Amendment, including without limitation the Americans with Disabilities Act and all such other similar applicable federal or state laws or regulations. In the event any portion of the 217 Technology Expansion Space, including the Tenant Improvements but excluding any Tenant Alterations, during the Term of the Lease, is found to not be in compliance with any law, permit or code requirement in effect as of the date of this Amendment, including without limitation the Americans with Disabilities Act and all such other similar applicable federal or state laws or regulations, then Landlord shall promptly at its sole cost and expense, and not as a Project Cost, make any modification necessary to the 217 Technology Expansion Space to cause the 217 Technology Expansion Space to be in compliance. The Tenant Improvement Work shall be constructed at Landlord’s sole cost and expense. Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord’s building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto (“Standard Improvements”). Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within five (5) days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B. In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in Section I.C below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work and/or any Tenant Delay that such Change would cause. Tenant shall approve or disapprove such change order and Tenant Delay, if any, in writing within five (5) days following Tenant’s receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost to complete attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date ten (10) days after delivery of invoices for same, provided however, that such cost must in any event be paid in full prior to the Commencement Date for the 217 Technology Expansion Space. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

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C. Landlord may consent in writing, in its sole and absolute discretion, to Tenant’s request for a Change, including any modification of a Standard Improvement in the Plan to a non-standard improvement (“Non-Standard Improvement”), if requested in writing by Tenant. In addition, Landlord agrees that it shall not unreasonably withhold its consent to Tenant’s requested Changes to previously approved Non-Standard Improvements, unless Landlord determines, in its sole and absolute discretion, that such requested Change to the Non-Standard Improvements (i) is of a lesser quality than the Non-Standard Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the 217 Technology Expansion Space requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements beyond fifteen (15) weeks from and after the date of this Amendment (the “Estimated Completion Date”) and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the 217 Technology Expansion Space, or (vi) would have an adverse aesthetic impact to the 217 Technology Expansion Space or cause additional expenses to Landlord in reletting the 217 Technology Expansion Space. Unless Landlord otherwise agrees in writing, in its sole and absolute discretion: (a) the cost to complete any Non-Standard Improvements shall be borne by Tenant, and (b) all Standard Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the 217 Technology Expansion Space at the end of the Term; except that Landlord may, by notice to Tenant given at the time of Landlord’s approval thereof, require Tenant either to remove all or any of the Non-Standard Improvements, to repair any damage to the 217 Technology Expansion Space or the Common Area arising from such removal, and to replace such Non-Standard Improvements with the applicable Standard Improvement, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date or sooner termination of the Lease.

D. Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within five (5) days following Tenant’s receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date for the 217 Technology Expansion Space shall be deemed to have occurred for all purposes, including without limitation Tenant’s obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the 217 Technology Expansion Space to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date for the 217 Technology Expansion Space should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within five (5) days thereafter, of Tenant’s election to contest same by arbitration pursuant to the provisions of Section 22.7 of the Lease. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date for the 217 Technology Expansion Space set forth in the aforesaid notice from Landlord.

E. Landlord shall permit Tenant and its agents to enter the 217 Technology Expansion Space prior to the Commencement Date for the 217 Technology Expansion Space in order that Tenant may install fixtures, furniture and cabling before the Commencement Date for the 217 Technology Expansion Space. Any such work shall be subject to Landlord’s prior written approval, and shall be performed in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative. The foregoing license to enter the 217 Technology Expansion Space prior to the Commencement Date for the 217 Technology Expansion Space is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord as determined by Landlord in Landlord’s sole and absolute discretion. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord as defined by Landlord in Landlord’s sole and absolute discretion, this license may be

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withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the 217 Technology Expansion Space extend the Commencement Date for the 217 Technology Expansion Space beyond the date that Landlord has completed its Tenant Improvement Work and tendered the 217 Technology Expansion Space to Tenant.

F. Tenant hereby designates John Morrison (“Tenant’s Construction Representative”), Telephone No. (949) 494-4092, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

II.	DISPUTE RESOLUTION

All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, in accordance with the provisions of Section 22.7 of the Lease.

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Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL OFFICE:	CARPET Direct glue, from one of the following options: Designweave—Z6354 Tempest Esq.: a) 553 Steel Wool b) 773 Melba Toast c) 575 Silver Smoke d) 535 Dolphin e) 454 Denim	Designweave—Z6356 Techno: a) 336 Lido b) 252 Topaz c) 518 Night Sky d) 997 Silver Plum e) 496 Galactic

VINYL COMPOSITION TILE (VCT) 12x12 VCT Armstrong Standard Excelon from the following options:
	a) 51803 Pearl White b) 51899 Cool White	c) 51908 Pewler d) 51899 Cool White

PAINT/WALLS

5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE

2-1 /2”Burke rubber base color: Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP

Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE

Plastic laminate color at millwork to be Nevamar “Smoky White”, Textured #S-7-27T.

CEILING

2x4 USG Radar Illusions #2842 grid and scored tile on 9/16” T-bar grid. Continuous grid throughout.

PERIMETER WALLS

Furring, 25 ga. metal studs with 5/8” gypsum drywall, with batt Insulation.

LIGHTING

2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.

DOORS

1-3/4” solid core, 3”-0” x 8-10” plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES

All interior offices to have sidelite glazing adjacent to office entry door. 2’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

Revised 4/22/03	Page 4 of 12	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

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Tenant Improvement/ Interior Construction Outline Specifications

(Continued)

TENANT STANDARD GENERAL

OFFICE (CONTINUED):	WINDOW COVERINGS

Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:	HVAC

Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48” above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20’x13’ or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION

Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD

ELECTRICAL:	ELECTRICAL SYSTEM

277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING

Double switch per Title 24, paired in double gang box, Leviton “Decora” white plastic coverplate, 42” AFF to switch centerline. Provide occupancy sensors as required by code. 2x4 fluorescent light fixtures, 3-lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, white sign face with green text.

Revised 4/22/03	Page 2 of 12	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

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Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD ELECTRICAL

(CONTINUED):	OUTLETS

Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18” AFF to centerline, white plastic coverplate. Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. Power poles and furniture by Tenant. Ratio of one (1) feed per eight (8) workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with mud ring and pull string, mounted vertically, 18” AFF to centerline, Cover plate by telephone and/or cabling company. Teflon cable by tenant.

One (1) empty 2” conduit to be routed from Tenant’s Server Room, 4x8 backboard to building main telephone backboard.

TENANT STANDARD
WAREHOUSE/SHIPPING AND

RECEIVING:	FLOORS

Sealed concrete.

WALLS

5/8” gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White; rated partition at occupancy separation as required by code.

CEILING

Exposed structure, non-painted.

WINDOWS

None

ACCESS

7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.

HVAC

None

PLUMBING

Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING

Chain hung florescent strip fixtures.

OTHER ELECTRICAL

Convenience outlets; surface mounted at exposed concrete walls.

SECURITY

Lockable doors.

Revised 4/22/03	Page 3 of 12	THE IRVINE COMPANY

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE DEVELOPER

Schedule I

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MONTH TO MONTH

SPACE LEASE

THIS LEASE (“Lease”) is made as of the 21st day of January, 2008, between The Irvine Company LLC, a Delaware limited liability company, hereafter called (“Landlord”), and KELLEY BLUE BOOK CO., INC., a California corporation, hereinafter called (“Tenant”).

W I T N E S S E T H

1.	PREMISES

Subject to the condition to commencement of this Lease set forth in Section 2 below, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the “Premises”), mutually agreed to contain the floor area set forth in Item 3 of Exhibit B attached hereto, known by the suite number identified in Item 2 of Exhibit B and shown in the drawing attached hereto as Exhibit A, located in that certain building also identified in Item 2 of Exhibit B (which together with the underlying real property, is herein called the “Building”). The Building is a portion of the project shown on Exhibit Y attached to this Lease (the “Project”). Except as may otherwise be specifically provided herein, Tenant shall accept the Premises in their existing condition as of the date hereof.

2.	TENANCY

(a) In the event that the “Commencement Date for the 217 Technology Expansion Space” (as defined in the “Second Amendment to Lease” defined below) has not occurred on or before January 31, 2008, then the Term of this Lease (the “Term”) shall commence on the date set forth in Item 4 of Exhibit B (the “Commencement Date”). The Term shall expire on the day preceding the Commencement Date of the 217 Technology Expansion Space, unless sooner terminated by either party by giving at least thirty (30) days’ prior written notice of its intent to terminate this tenancy, or unless sooner terminated for default or breach of the terms, covenants or conditions hereinafter provided. As used herein, the “Second Amendment to Lease” shall mean that certain Second Amendment to Lease executed by Landlord and Tenant on or about the date of this Lease, which Second Amendment to Lease amends that certain Lease dated September 29, 2004 for premises located at 217 Technology Drive, Irvine, California.

(b) Notwithstanding the provisions of Section 9(a) of this Lease, Landlord agrees to repair and/or replace, at its sole cost and expense and not as a “Project Cost”, the structural components of the roof, the exterior walls and the foundations and footings of the Building and the main sewer line serving the Building. Notwithstanding the foregoing, Landlord’s obligation contained in this Section 2(b) to bear such costs and expenses shall not apply: (i) to the costs and expenses of normal periodic maintenance of the roof, walls, foundations and footings of the Building and sewer line serving the Building, nor (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements). The repairs or replacements required of Landlord pursuant to this Section 2(b) shall be made promptly following notice from Tenant.

3.	USE

The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business or profession stated in Item 7 of Exhibit B, and for no other business or purpose. Tenant shall comply with all applicable laws and governmental requirements pertaining to its use of the Premises and shall not generate, handle, store or dispose of hazardous or toxic materials within the Premises without the prior written consent of Landlord.

4.	RENT

Tenant shall pay to Landlord the fixed basic rental obligation stated in Item 5 of Exhibit B, without notice or offset and in advance, commencing upon the Commencement Date. All rental and other payments shall be made to Landlord at the address stated in Item 8 of Exhibit B, or such other place as Landlord shall from time to time designate in writing. All payments hereunder shall be paid in lawful money of the United States.

5.	COMMON AREAS; SERVICES

(a) Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. If any utilities or services are not separately metered or assessed to Tenant, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services, and Tenant shall pay such amount to Landlord, as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor. Alternatively, Landlord may elect to include such cost in the definition of Project Costs in which event Tenant shall pay Tenant’s proportionate share of such costs in the manner set forth in Section 8 of this Lease. Tenant shall also pay to Landlord as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor, a reasonable charge (which shall be in addition to the electricity charge paid to the utility provider) for Tenant’s “after hours” usage of each HVAC unit servicing the Premises. “After hours” shall mean more than three hundred (300) hours of usage of each HVAC unit servicing the Premises during any month during the Term, and shall be determined based upon the operation of the applicable HVAC unit during each month on a “non-cumulative” basis (without regard to Tenant’s usage or nonusage of said unit during other months during the Term). Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities requested by Tenant, including, without limitation, telephone lines, may be charged to Tenant.

Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than five (5) consecutive days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises. Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to Section 22 of this Lease.

(b) During the Term, Landlord shall operate and maintain all Common Areas within the Project in a professional manner consistent with the image of the Project as a first class business project in the manner Landlord may determine to be appropriate. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Project Costs except to the extent expressly excluded in the definition of “Project Costs” above. The term “Common Areas” shall mean all areas which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements within the Project provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms and roof access entries, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant. Except when Tenant’s right of access is specifically excluded or curtailed as a result of (i) an emergency, (ii) a requirement by law or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building and the Project parking facility twenty-four (24) hours per day, seven (7) days per week from and after the Commencement Date through expiration of the Term (or earlier termination of the Lease).

(c) The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations or use of Premises, including without limitation, planters and furniture. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord provided such closure does not deprive Tenant of reasonable access to or use of the Premises or the parking areas.

(d) Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 9 of Exhibit B, which spaces shall be unreserved and unassigned, on the portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas, Subject to the provisions of the last sentence of Section 5(e) below, Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

(e) Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common Areas, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises or the parking areas, nor result in Tenant having use of fewer parking spaces than to which it is entitled pursuant to Item 9 of Exhibit B.

6.	INSPECTION

Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times upon not less than twenty-four (24) hours written or oral notice (except in emergencies, when no notice shall be required) for the purpose of inspecting same, cleaning windows and performing other janitorial services, or for the purpose of maintaining the Building in which the Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of the Building, including the erection of scaffolding, props, or other mechanical devices, or for the purpose of posting Notices of Non-Responsibility for alterations, additions, or repairs, or for the purpose of exhibiting same to prospective tenants, without any abatement or rebate of rent to Tenant or damages for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.

7.	RULES AND REGULATIONS

The rules and regulations attached hereto as Exhibit E, as well as such rules and regulations as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations.

8.	OPERATING EXPENSES

(a) From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 8(f), incurred by Landlord in the operation of the Building and the Project. The term “Tenant’s Share” means fifty four and five hundredths percent (54.05%) of Operating Expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, plus that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) all of the buildings in the Project, as determined by Landlord, for expenses determined by Landlord to benefit or relate substantially to the entire Project rather than any specific building or (ii) all or some of the buildings within the Project for expenses which benefit or relate to such buildings within the Project. In the event that Landlord determines in its sole and absolute discretion that any premises within any building within the Project incurs a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to such premises as applicable.

(b) Tenant shall pay its Tenant’s Share of Operating Expenses to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. For purposes of this Section 8, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant’s Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the Project and prorated Tenant’s Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto or a waiver to Tenant’s right to the credit (or return) of any overpayment of Tenant’s Share of Operating Expenses. Any amount due Tenant shall be credited against installments next coming due under this Section 8, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses, or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within one (1) year following delivery of Landlord’s expense statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred. Notwithstanding anything to the contrary in this Lease, the payment of any Operating Expenses by Tenant shall not constitute a waiver of Tenant’s right to contest such payments by giving Landlord written notice or Tenant’s intent to audit within said one (1) year period.

Provided no Event of Default has occurred, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once as to any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in Orange County, California, Tenant shall give notice to Landlord of Tenant’s intent to audit within one (1) year after Tenant’s receipt of Landlord’s expense statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. The amount by which the Operating Expenses have been overstated, if any, shall be credited against installments next coming due under this Section 8. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to Section 22 below. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination. If Landlord shall fail to complete its final determination of Tenant’s Share of Operating Expenses within six (6) months following the last day of the final Expense Recovery Period during the Term, then Tenant shall be relieved of any obligation to pay any increase over the estimated Tenant’s Share of Operating Expenses for that Expense Recovery Period and shall be entitled to receive from Landlord interest on any overpayment by Tenant of such Tenant’s Share at the rate of ten percent (10%) per annum commencing to accrue immediately after expiration of such six (6) month period.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant’s Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, then Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of the estimated Tenant’s Share of Operating Expenses as provided in Section 8(b), commencing with the month following Tenant’s receipt of Landlord’s notice.

(f) The term “Operating Expenses” shall mean and include all Project Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

(g) The term “Project Costs” shall include all expenses of operation, repair and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 5(b)), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; heating, ventilating and air conditioning; supplies; materials; equipment; tools; the reasonable cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Project; establishment of reasonable reserves for replacements and/or repairs as determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”); costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project; the cost of any capital investments or replacements as determined in accordance with GAAP (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements calculated at a market cost of funds, all as reasonably determined by Landlord, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance and repair of an intrabuilding network cable service agreement for any intrabuilding network cable telecommunications lines within the Project that are directly connected to the Building; any expense incurred pursuant to Sections 5(a), 5(b), 5(d), 9(b) and 17(b); labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel, and/or a reasonable and market-competitive overhead/management fee for the professional operation of the Project (provided that the combination of any allocated wages, salaries, fringe benefits and taxes and the overhead/management fee charged as Project Costs shall not, in the aggregate, exceed market-competitive charges for the management of the Project). It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or other affiliate of Landlord. The full amount of any management fee payable by Landlord for the management of Tenant’s Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent.

The term “Project Costs” shall, notwithstanding anything to the contrary in this Section 8, expressly exclude (a) the costs of all services furnished to any other tenant of the Project on a “rent inclusion” basis which are not provided to Tenant on such basis; (b) the costs of all work or services performed for any tenant in the Project (including Tenant) at such tenant’s cost and expense; (c) mortgage amortization and interest or any other debt costs; (d) leasing commissions; (e) allowances, concessions and other costs of tenant installations and decorations incurred in connection with preparing space for any tenant in the Project, including work letters and concessions; (f) fixed rent payable under ground leases, if any; (g) wages, salaries and benefits paid to any employees of Landlord and Landlord’s affiliates, above the level of building managers; (h) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Project (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Project or any part thereof, or (C) negotiations of leases, contracts of sale or mortgages; (i) costs which are actually reimbursed by insurance, warranty or condemnation proceeds; (j) costs in the nature of penalties or fines as the result of the breach by Landlord of its obligations under this Lease; (k) the costs of all services, supplies and repairs paid to Landlord or any affiliate of Landlord materially in excess of the costs that would be payable in an “arms’ length” or unrelated situation; (l) marketing expenses in connection with leasing of the Project; (m) the costs of installing, operating and maintaining a cafeteria, theater, garage, lodging or private dining facility, or an athletic, luncheon or recreational club, unless Tenant is permitted to make use of any such facility without additional cost or on a subsidized basis consistent with other users; (n) the costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay any item of Operating Expenses; (o) the costs incurred in connection with the removal, encapsulation or other treatment of any Hazardous Materials classified as such and existing in the Premises as of the date of this Lease and required to be removed, encapsulated or treated under any applicable law; (p) costs for which Landlord is made expressly responsible as provided in Section 2(b) of this Lease (and any similar costs to those described in Section 2(b) as to any other buildings in the Project); (q) costs of Landlord’s or Landlord’s affiliates’ general corporate overhead and general administrative expenses; (r) costs arising from Landlord’s charitable or political contributions or gifts; (s) any reserves for bad debt loss or rent loss; (t) costs, interest, fines or penalties incurred due to the breach by Landlord of its obligations under this Lease; (u) costs incurred in connection with bringing the Premises, Building or Project into initial compliance with any laws as in effect and as applicable thereto as of the date of this Lease; and (v) costs of acquiring or installing artwork; (w) duplicative costs for the same services rendered or products supplied to the Building or Project; (x) Property Taxes, special assessments and franchise, income or any other taxes imposed upon or measured by the income or profits of Landlord; (y) except for depreciation and amortization specifically included in Project Costs as provided in the initial paragraph of Section 8 above, the costs of all items which should be capitalized in accordance with GAAP; and (z) except for any increased “Property Taxes” which may result due to such a transfer or disposition, costs incurred in connection with the transfer or disposition of all or part of Landlord’s direct or indirect ownership interest in the Building or Project.

(h) Subject to Section 8(i) below, the term “Property Taxes” as used herein shall include all of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) incurred by Landlord and payable during the Term of this Lease, related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, all excess profits taxes, general net income or franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to the Premises, Building or Project), and any tax penalties as a result of Landlord’s failure to timely pay any installments of Property Taxes, shall be excluded from Property Taxes.

(i) All Property Taxes included within Operating Expenses which are not specifically chargeable to Tenant because of any act of Tenant and which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent such practice is inconsistent with the general practice of comparable buildings) and shall be included as Operating Expenses in the Expense Recovery Period in which the assessment installment is actually paid.

(j) Notwithstanding anything to the contrary contained in Sections 8(c), 8(d) and/or 8(e) above, in the event that the Term of this Lease shall expire or shall be terminated prior to June 30,2008, then Tenant’s sole obligation shall be to pay the estimated payments of Tenant’s Share of Operating Expenses through such date of expiration or termination, and neither party shall have the right to exercise their respective rights under said Sections 8(c), 8(d) and/or 8(e).

9.	MAINTAINING THE PREMISES

(a) Except to the extent of the obligations of Landlord expressly set forth in this Lease, Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises and the Building in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 10. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor reasonably approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord’s standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 10, and the provisions of Section 9(c) shall apply to all repairs. Alternatively, Landlord may elect to perform, and shall perform as to the requirements of Section 9(b) of this Lease, any required repair and maintenance of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the reasonable cost of such repair or maintenance as part of Tenant’s Share of Operating Expenses, excepting repairs required to be performed by Landlord under the warranty provisions of Section 2(b) of this Lease. If Tenant fails to properly maintain and/or repair the Premises as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred for such repairs or maintenance upon submission of an invoice.

(b) Subject to Sections 2(b) and 9(a), Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises (exclusive, however, of supplemental HVAC equipment added by Tenant after the date of this Lease or pursuant to the Tenant Improvement Work defined in the attached Work Letter and serving only the Premises), and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including wall window exterior glass), and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding wall window exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. Subject to the express provisions to the contrary contained in Section 2(b) of this Lease, all costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Project Costs. Tenant further agrees that if Tenant fails to report any such need for repair in writing within sixty (60) days of its discovery by Tenant, Tenant shall be responsible for any costs and expenses and other damages related to such repair which are in excess of those which would have resulted had such need for repair been reported to Landlord within such sixty (60) day period.

(c) Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly (but in no event later than five (5) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) days’ prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

10.	ALTERATIONS

Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, and Landlord may impose, as a condition to such consent, such requirements as Landlord in its sole discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor or contractors by which such work shall be done. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing such work in detail reasonably satisfactory to Landlord. Failure of Landlord to respond to such request within thirty (30) days shall be deemed a denial of such request. Unless Landlord otherwise agrees in writing, all such alterations, additions or improvements affixed or built into the Premises (but excluding moveable trade fixtures and furniture) shall become the property of Landlord as provided in Section 11 below, and shall be surrendered with the Premises, as a part thereof, at the end of this Lease term, except that Landlord may, by written notice to Tenant given at least twenty (20) days prior to the end of this Lease term, require Tenant to remove all or any alterations, decorations, additions, improvements and the like installed by Tenant during the Term of this Lease, and to repair the Premises, or at Landlord’s option to pay all costs relating to any damage to the Premises arising from such removal.

11.	SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 11(c) (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If

Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be one hundred fifty percent (150%) of the greater of (a) the Basic Rent for the month immediately preceding the date of termination or (b) the then currently scheduled Basic Rent for comparable space in the Project. The acceptance by Landlord of monthly holdover rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due for any holdover by Tenant, unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

(b) The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

(c) Subject to the provisions of Section 10 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for: (i) any items that Landlord may by written authorization allow to remain, and (ii) all communications and alarm cabling and wiring. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

12.	SUBLETTING OR ASSIGNMENT

Tenant shall not assign this Lease, or any interest therein, or sublet the Premises or any part thereof, or allow any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Landlord. Any such assignment or subletting without Landlord’s consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

13.	NOTICES

Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other hereunder shall be in writing and shall be delivered by personal service or telegram, telex, telecopier or other electronic facsimile transmission, or by any “overnight” or “one-day” express mailing service, or by certified or registered mail, prepaid and return receipt requested, to the other party at the address set forth in Item 8 of Exhibit B. Either party may from time to time, by written notice to the other, served in the manner herein provided, designate a different address. If any notice or other document is sent by certified or registered mail as above, the same shall be deemed served or delivered two (2) business days after the mailing. All other notices shall be deemed given when received. If more than one tenant is named under this Lease, service of any notice upon any one of said tenants shall be deemed as service upon all of them.

14.	ATTORNEYS’ FEES

Should either party institute legal proceedings against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, to be fixed by the court in said action.

15.	REMEDIES

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The acceptance of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No payment by Tenant of a lesser amount than the rent and other sums required by this Lease shall be deemed to be other than a partial payment on account of the earliest due sums, notwithstanding any check endorsement or letter to the contrary. It is understood and agreed that the remedies herein given to Landlord and those awarded by statutes of the State of California shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

16.	LATE PAYMENTS

(a) Any installment of rent due under this Lease or any other sum not paid to Landlord within ten (10) days of the date when due shall bear interest at the maximum legal rate permitted by law from the date due until the same shall have been fully paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease.

(b) Tenant hereby acknowledges that the late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of One Hundred Dollars ($ 100.00). The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies.

17.	INSURANCE

(a) Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

(b) Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be reasonably determined by Landlord (unless the coverage to be obtained is herein specified, in which case such specified coverage shall be provided): property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement cost of the Building (the “Property Policy”). In addition, Landlord may, at its election, obtain insurance for such other risks as Landlord or its mortgages may from time to time deem appropriate in its sole discretion, including without limitation, coverage for earthquake, flood, and commercial general liability. Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant’s other property, including, without limitation, Tenant’s trade fixtures, furnishings, equipment, signs and all other items of personal property, and Landlord shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord’s option, Landlord may self-insure all or any portion of the risks for which Landlord elects or is required to provide insurance hereunder; provided, however, that in the event The Irvine Company LLC (or any entity affiliated with, controlling, controlled by or under common control with The Irvine Company LLC) is no longer the “Landlord” under the Lease, any successor Landlord shall demonstrate a reasonably sufficient net worth in order to continue to self-insure such risks.

18.	JOINT INDEMNITY

(a) To the fullest extent permitted by law, but subject to the provisions of Section 18(c) of this Lease, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the CommencementDate from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, including, without limitation, the use by Tenant, its authorized agents, employees, invitees or licensees of any recreational facilities within the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its authorized agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Event of Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 18(a) through counsel reasonably satisfactory to Landlord. The provisions of this Section 18(a) shall expressly survive the expiration or sooner termination of this Lease. Tenant’s obligations under this Section shall not apply in the event that the claim, liability, cost or expense is (i) caused by the active negligence or willful misconduct of Landlord, its authorized agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, or (ii) is covered by Landlord’s indemnity obligations set forth in Section 18(b) below.

(b) To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Section 20 and 18(c) of this Lease), Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims, liabilities, costs or expenses arising either before or after the CommencementDate from any activity, work, or thing done, permitted or suffered by Landlord, its authorized agents, employees or contractors, or from any Event of Default in the performance of any obligation on Landlord’s part to be performed, or from any act or negligence or willful misconduct of Landlord, its employees, contractors or authorized agents, in each case in connection with the operation, maintenance or repair of the Premises, the Building and the Project by Landlord. Tenant may, at its option, require Landlord to assume Tenant’s defense in actions covered by this Section 18(b) through counsel reasonably satisfactory to Tenant. The provisions of this Subsection 18(b) shall expressly survive the expiration or sooner termination of this Lease. Landlord’s obligations under this Section 18(b) shall not apply in the event that the claim, liability, cost or expense is (i) caused by the active negligence or willful misconduct of Tenant, its authorized agents, and any and all affiliates of Tenant, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Tenant, or (ii) is covered by Tenant’s indemnity obligations set forth in Section 18(a) above.

(c) Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

19.	WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 19(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 19(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638—645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”), EXCEPTING THOSE CLAIMS OR DISPUTES WHICH ARE REQUIRED OR PERMITTED UNDER SECTION 22 OF THE LEASE TO BE SUBMITTED TO ARBITRATION. ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 19(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS

APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 19(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

20.	LANDLORD’S NONLIABILITY

Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord and knowingly assumes the risk of for loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties (but excluding the employees, authorized agents or contractors of Landlord) and/or of other tenants within the Project or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, there shall be no abatement of rent, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.

21.	HAZARDOUS MATERIALS

(a) For purposes of this Lease, the term “Hazardous Materials” includes (i) any “hazardous material” as defined in Section 25501 (n) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and(iv) any other substance or matter which may result in liability to any person or entity as result of such person’s possession, use, release or distribution of such substance or matter under any statutory or common law theory.

(b) Tenant shall not cause or knowingly permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office and cleaning products that may contain Hazardous Materials (such as photocopy toner, “White Out”, glue, ink, janitorial cleaning supplies, and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 21 shall apply with respect to Tenant’s storage, use and disposal of all such products. Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant’s use of any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant’s business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials (excluding those referred to in the second sentence of this Section 21 (b) above) by Tenant on and from the Premises, and Tenant agrees that any reasonable costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand; however, Tenant shall have no obligation to reimburse Landlord for any costs incurred in connection with any environmental consultant retained by Landlord to conduct periodic inspections unless Tenant shall be in default under this Section 21 and such costs are covered by Tenant’s indemnity obligations contained in this Section 21.

(c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit F attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials (excluding those referred to in the second sentence of Section 21 (b) above) which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials (excluding those referred to in the second sentence of Section 21(b) above) upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant’s use, handling, storage, release and/or disposal of Hazardous Materials.

(d) Landlord and its agents shall have the right, but not the obligation, at Landlord’s expense (except as otherwise expressly provided herein), to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 21, and in connection therewith Tenant shall, at reasonable times and in a manner as to minimize interference with Tenant’s business, provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 21, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant’s obligations under this Section 21 at Tenant’s expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant’s business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant’s expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

(e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Project caused or knowingly permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and the Project and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, from, under or about the Premises or the Project or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Project or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Premises and the Project and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building or the Project and any other real or personal property owned by Landlord caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Project and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Project, in each case as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Project or any other real or personal property owned by Landlord, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Project or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord’s approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 21(e) shall expressly survive the expiration or sooner termination of this Lease.

(f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Project known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which were neither released on the Premises during the Term nor caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees or invitees. Landlord shall take responsibility, at its sole cost and expense, for any Hazardous Materials classified as such and existing in the Premises as of the date of this Lease and required to be removed, encapsulated or treated under any applicable law, or any governmentally-ordered clean-up, remediation, removal, disposal, neutralization or other treatment of the Hazardous Materials conditions described in this Section 21(f). The foregoing obligation on the part of Landlord shall include the reasonable costs (including, without limitation, reasonable attorney’s fees) of defending Tenant from and against any legal action or proceeding instituted by any governmental agency in connection with such clean-up, remediation, removal, disposal, neutralization or other treatment of such conditions, provided that Tenant promptly tenders such defense to Landlord. Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant’s attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

22.	JAMS

(a) All claims or disputes between Landlord and Tenant arising out of, or relating to the Lease which either party is expressly authorized by a provision hereof to submit to arbitration, shall be decided by the JAMS/ENDISPUTE, or its successor, in Orange, California (“JAMS”), unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. Any arbitration pursuant to this Section 22 shall be decided within thirty (30) days of submission of JAMS. The decision of the arbitrator shall be final and binding on the parties. In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income). All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

(b) Notice of the demand for arbitration by either party to the Lease shall be filed in writing with the other party to the Lease and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to the Lease shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Lease under which such arbitration is filed unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

(c) The agreement herein among the parties to the Lease and any other written agreement to arbitrate referred to herein shall be specifically enforceable under prevailing law.

IN WITNESS WHEREOF, the parties hereto have executed this Lease consisting of the foregoing Paragraphs 1 through 22, Exhibits A through E and, if any, Rider pages and/or Addendum to Lease which follow, as of the day and year first hereinabove set forth.

“LANDLORD”		“TENANT”

THE IRVINE COMPANY LLC, a Delaware limited liability company		KELLEY BLUE BOOK CO., INC., a California corporation

By	/s/ Steven M.Case	By	/s/ Paul C. Johnson
	Steven M.Case, Senior Vice President Leasing, Office Properties		Name Paul C. Johnson
Title President

By	/s/ Christopher J. Popma	By	/s/ John W. Morrison Jr.
	Christopher J. Popma, Vice President Operations, Office,Properties		Name John W. Morrison Jr.
Title CFO

185 Technology,

Suite 100

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT A

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EXHIBIT B

In the event of any conflict, inconsistency or ambiguity created by or between this Exhibit B and the Lease to which it is attached, which Tenant acknowledges it has read in full, the terms and conditions of the Lease shall govern.

1.	Tenant: Kelley Blue Book Co., Inc., a California corporation

2.	Address and Suite No. 185 Technology Drive, Suite 100, Irvine, CA

3.	Rentable Area: 14,972

4.	Term Commences: February 1, 2008

5.	Monthly Rental: Eighteen Thousand Seven Hundred Fifteen Dollars ($18,715.00), based on $1.25 per rentable square foot per month

6.	Security Deposit: $0

7.	Permitted Use: General office and warehouse, and for related incidental uses.

8.	Address for Payments and Notices;

LANDLORD THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Operations Irvine Office Properties	TENANT KELLEY BLUE BOOK CO., INC. 195 Technology Drive Irvine, CA 92618 Attn: Paul C. Johnson
with a copy of notices to: THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Vice President, Operations Irvine Office Properties, Technology Portfolio

9.	Parking: Forty-Five (45) vehicle spaces

EXHIBIT B

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EXHIBIT C

LANDLORD’S DISCLOSURES

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of the Lease,

1. Landlord has been informed that the El Toro Marine Corps Air Station (MCAS) has been listed as a Federal Superfund site as a result of chemical releases occurring over many years of occupancy. Various chemicals including jet fuel, motor oil and solvents have been discharged in several areas throughout the MCAS site. A regional study conducted by the Orange County Water District has estimated that groundwaters beneath more than 2,900 acres have been impacted by Trichloroethlene (TCE), an industrial solvent. There is a potential that this substance may have migrated into the ground water underlying the Premises. The U.S. Environmental Protection Agency, the Santa Ana Region Quality Control Board, and the Orange County Health Care Agency are overseeing the investigation/cleanup of this contamination. To the Landlord’s current actual knowledge, the ground water in this area is used for irrigation purposes only, and there is no practical impediment to the use or occupancy of the Premises due to the El Toro discharges.

EXHIBIT C

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EXHIBIT D

TENANT’S INSURANCE

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these insurance requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, independent contractors, broad form property damage, fire and water legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than one million dollars ($1,000,000.00), with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such commercially reasonable increases in amounts as Landlord may determine from time to time; (ii) workers’ compensation insurance coverage as required by law; (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring Tenant’s Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to cover one (1) year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. In the event Landlord consents to Tenant’s use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 21 of this Lease (other than those Hazardous Materials referred to in the second sentence of Section 21(b) of the Lease), Landlord shall have the continuing right to require Tenant, at Tenant’s sole cost and expense (provided the same is available for purchase upon commercially reasonable terms), to purchase insurance specified and approved by Landlord, with coverage not less than Five Million Dollars ($5,000,000.00), insuring (i) any Hazardous Materials shall be removed from the Premises, (ii) the Premises shall be restored to a clean, healthy, safe and sanitary condition, and (iii) any liability of Tenant, Landlord and Landlord’s officers, directors, shareholders, agents, employees and representatives, arising from such Hazardous Materials.

3. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D containing a deductible exceeding One Hundred Thousand Dollars ($100,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of all deductibles.

4. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

5. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions, and any other parties in interest designated by Landlord, as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

6. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord’s written demand to Tenant.

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NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Smoking is permitted outside the building and within the project only in areas designated by Landlord. No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing, No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking (excluding lunchroom microwave heating of food) or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

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11. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the right to reasonably limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage.

12. No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13. Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday. No air conditioning unit or other similar apparatus (other than as approved Alterations and other than equipment installed prior to the commencement of Tenant’s Lease or as part of the Tenant Improvements installed by Landlord) shall be installed or used by any Tenant without the prior written consent of Landlord.

14. The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be “broken down” prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures. Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval. The burning of trash, refuse or waste materials is prohibited.

15. Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may reasonably direct and at such intervals as Landlord may reasonably require.

16. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.

19. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord.

20. Landlord may from time to time grant other tenants of the project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant and such variance is also granted to Tenant.

21. Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

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EXHIBIT F

THE IRVINE COMPANY—INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE

111 Innovation Drive

Irvine, CA 92617

THE IRVINE COMPANY

You cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 753-4744 for assistance.

1.	GENERAL INFORMATION

Name of Responding Company:

Check all that apply:	Tenant	☐	Contractor	☐
	Prospective	☐	Existing	☐

Mailing Address:

Contact Person & Title:

Telephone Number:	( )

Current TIC Tenant(s):

Address of Leased Premises:

Length of Lease or Contract Term:

Prospective TIC Tenant(s):

Address of Proposed Lease Premises:

Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2	HAZARDOUS MATERIALS. For the purposes of this Survey Form, the term “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products	Yes ☐	No ☐
Biological Hazards/Infectious Wastes	Yes ☐	No ☐
Radioactive Materials	Yes ☐	No ☐
Petroleum Products	Yes ☐	No ☐

2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________

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2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ☐ No ☐

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.	HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Waste	Location and Method of Storage Prior to Disposal	Quantity
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location of Disposal Site	Disposal Method
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________
_________________________	_________________________	_________________________

3.3	Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ☐ No ☐

If yes, please describe any existing or proposed treatment methods.

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ☐ No ☐

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills? Yes ☐ No ☐

If so, please attach copies of any spill reports or other correspondence with regulatory agencies.

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	4.3	Were any clean-up actions undertaken in connection with the spills?

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work

5.	WASTEWATER TREATMENT/DISCHARGE

	5.1	Do you discharge industrial wastewater to:

storm drain? sewer?

surface water? no industrial discharge

	5.2	Is your industrial wastewater treated before discharge? Yes ☐ No ☐

If yes, describe the type of treatment conducted.

	5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES

	6.1	Do you have any air filtration systems or stacks that discharge into the air? Yes ☐ No ☐

	6.2	Do you operate any equipment that require air emissions permits? Yes ☐ No ☐

	6.3	Attach copies of any air discharge permits pertaining to these operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

	7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous materials at any given time? Yes ☐ No ☐

	7.2	Has your company prepared a Hazardous Materials Disclosure—Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements? Yes ☐ No ☐

If so, attach a copy.

	7.3	Are any of the chemicals used in your operations regulated under Porposition 65?

If so, describe the procedures followed to comply with these requirements.

	7.4	Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ☐ No ☐

If so, describe the procedures followed to comply with these requirements.

8.	ANIMAL TESTING

	8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ☐ No ☐

If so, describe the activity.

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	8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ☐ No ☐

If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

	9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ☐ No ☐

If so, describe the actions and any continuing obligations imposed as a result of these actions.

	9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ☐ No ☐

	9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ☐ No ☐

	9.4	If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:
Name:
Title:
Date:

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Freeway Technology Park

EXHIBIT Y

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EXHIBIT F

THE IRVINE COMPANY—INVESTMENT PROPERTIES GROUP

HAZARDOUS MATERIAL SURVEY FORM

The purpose of this form is to obtain information regarding the use of hazardous substances on Investment Properties Group (“IPG”) property. Prospective tenants and contractors should answer the questions in light of their proposed activities on the premises. Existing tenants and contractors should answer the questions as they relate to ongoing activities on the premises and should update any information previously submitted.

If additional space is needed to answer the questions, you may attach separate sheets of paper to this form. When completed, the form should be sent to the following address:

THE IRVINE COMPANY MANAGEMENT OFFICE

111 Innovation Drive

Irvine, CA 92617

THE IRVINE COMPANY

You cooperation in this matter is appreciated. If you have any questions, please call your property manager at (949) 753-4744 for assistance.

1.	GENERAL INFORMATION

Name of Responding Company: Kelley Blue Book Co., Inc

Check all that apply:	Tenant	☑	Contractor	☐
	Prospective	☐	Existing	☐

Mailing Address: 195 Technology Drive Irvine Ca 92618

Contact Person & Title: John Morrison, CFO

Telephone Number: (949) 268-3004

Current TIC Tenant(s):

Address of Leased Premises: 185 Technology Dr. Irvine Ca 92618

Length of Lease or Contract Term: month to month

Prospective TIC Tenant(s):

Address of Proposed Lease Premises:

Address of Current Operations:

Describe the proposed operations to take place on the property, including principal products manufactured or services to be conducted. Existing tenants and contractors should describe any proposed changes to ongoing operations.

2.	HAZARDOUS MATERIALS. For the purposes of this Survey Form, the terra “hazardous material” means any raw material, product or agent considered hazardous under any state or federal law. The term does not include wastes which are intended to be discarded.

2.1	Will any hazardous materials be used or stored on site?

Chemical Products	Yes ☐	No ☑
Biological Hazards/Infectious Wastes	Yes ☐	No ☑
Radioactive Materials	Yes ☐	No ☑
Petroleum Products	Yes ☐	No ☑

2.2	List any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., bottles in storage closet on the premises).

Hazardous Materials	Location and Method of Storage	Quantity
None

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2.3	Is any underground storage of hazardous materials proposed or currently conducted on the premises? Yes ☐ No ☑

If yes, describe the materials to be stored, and the size and construction of the tank. Attach copies of any permits obtained for the underground storage of such substances.

3.	HAZARDOUS WASTE. For the purposes of this Survey Form, the term “hazardous waste” means any waste (including biological, infectious or radioactive waste) considered hazardous under any state or federal law, and which is intended to be discarded.

3.1	List any hazardous waste generated or to be generated on the premises, and indicate the quantity generated on a monthly basis.

Hazardous Waste	Location and Method of Storage Prior to Disposal	Quantity
NONE.

3.2	Describe the method(s) of disposal (including recycling) for each waste. Indicate where and how often disposal will take place.

Hazardous Materials	Location of Disposal Site	Disposal Method
NONE.

3.3	Is any treatment or processing of hazardous, infections or radioactive wastes currently conducted or proposed to be conducted on the premise? Yes ☐ No ☑

If yes, please describe any existing or proposed treatment methods.

3.4	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the premises.

4.	SPILLS

4.1	During the past year, have any spills or releases of hazardous materials occurred on the premises? Yes ☐ No ☑

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills? Yes ☐ No ☑

If so, please attach copies of any spill reports or other correspondence with regulatory agencies.

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4.3	Were any clean-up actions undertaken in connection with the spills?

If so, briefly describe the actions taken. Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work

5.	WASTEWATER TREATMENT/DISCHARGE

5.1	Do you discharge industrial wastewater to:

☐ storm drain?	☐ sewer?
☐ surface water?	☑ no industrial discharge

5.2	Is your industrial wastewater treated before discharge? Yes ☐ No ☑

If yes, describe the type of treatment conducted,

5.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the premises.

6.	AIR DISCHARGES

6.1	Do you have any air filtration systems or stacks that discharge into the air? Yes ☐ No ☑

6.2	Do you operate any equipment that require air emissions permits? Yes ☐ No ☑

6.3	Attach copies of any air discharge permits pertaining to these operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Does your company handle an aggregate of at least 500 pounds, 55 gallons or 200 cubic feet of hazardous materials at any given time? Yes ☐ No ☑

7.2	Has your company prepared a Hazardous Materials Disclosure—Chemical Inventory and Business Emergency Plan or similar disclosure document pursuant to state or county requirements?

Yes ☐ No ☑

If so, attach a copy.

7.3	Are any of the chemicals used in your operations regulated under Porposition 65?

If so, describe the procedures followed to comply with these requirements.

7.4	Is your company subject to OSHA Hazard Communication Standard Requirements? Yes ☐ No ☑

If so, describe the procedures followed to comply with these requirements.

8.	ANIMAL TESTING

8.1	Does your company bring or intend to bring live animals onto the premises for research or development purposes? Yes ☐ No ☑

If so, describe the activity.

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8.2	Does your company bring or intend to bring animal body parts or bodily fluids onto the premises for research or development purposes? Yes ☐ No ☑

If so, describe the activity.

9.	ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, lawsuits, or consent orders/decrees regarding environmental compliance or health and safety? Yes ☐ No ☑

If so, describe the actions and any continuing obligations imposed as a result of these actions.

9.2	Has your company ever received any request for information, notice of violation or demand letter, complaint, or inquiry regarding environmental compliance or health and safety? Yes ☐ No ☑

9.3	Has an environmental audit ever been conducted which concerned operations or activities on premises occupied by you? Yes ☐ No ☑

9.4	If you answered “yes” to any questions in this section, describe the environmental action or complaint and any continuing compliance obligation imposed as a result of the same.

By:	/s/ John W. Morrison Jr.
Name:	John W. Morrison Jr.
Title:	CFO
Date:	Jan 18, 2008

EXHIBIT F

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